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NEWS RELEASE

                              FOR INFORMATION CONTACT:
                              Kevin Nyland, Vice President, Investor Relations 210.949.7020
                              kevin.nyland@billingconcepts.com

                              David P. Tusa, Senior Vice President and Chief
                                Financial Officer
                              210.949.4010
                              david.tusa@billingconcepts.com
                              www.billingconcepts.com


SEPTEMBER 18, 2000

               BILLING CONCEPTS SIGNS DEFINITIVE AGREEMENT TO SELL
                         MAJOR OPERATING DIVISIONS

"THIS IS A SIGNIFICANT DEVELOPMENT IN THE TRANSFORMATION OF THE BILLING CONCEPTS
  BUSINESS MODEL AS WE ALIGN RESOURCES TO FOCUS ON NEW ECONOMY OPPORTUNITIES,"
        SAID PARRIS H. HOLMES, JR., CHAIRMAN AND CEO OF BILLING CONCEPTS

SAN ANTONIO, TX...BILLING CONCEPTS CORP. (NASDAQ: BILL) today announced the execution of a definitive agreement to sell the Company's LEC Billing, OSC and Aptis Software divisions to Platinum Equity Holdings of Los Angeles, California.

Total consideration consists of $52.5 million in cash and a royalty, assuming achievement of certain revenue targets, of up to $20 million. Additionally, the Company is entitled to payments totaling $7.5 million for consulting services provided over a 24-month post-closing period. The closing of this transaction is subject to regulatory approvals and satisfaction of certain other conditions and is expected to be completed over the next 30-45 days.

Subsequent to the transaction, Billing Concepts will consist of its wholly-owned FIData operations and its investments in Princeton eCom and COREINTELLECT. The Company will have approximately $61 million, or $1.45 per share in current assets. Post-transaction shareholder equity is estimated at $105 million, or $2.50 per share. The Company also will be entitled to the future cash stream from the royalty and consulting arrangements discussed above.

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BILLING CONCEPTS SIGNS DEFINITIVE AGREEMENT TO SELL
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Commenting on the announcement, Parris H. Holmes, Jr., Chairman and CEO of
Billing Concepts, stated, "This is a significant development in the transformation of the Billing Concepts business model as we align resources to focus on new economy opportunities.

 "We believe the Platinum transaction provides us the opportunity to focus on our rapidly-expanding FIData operations and our high growth investments, while allowing us to participate in the future success of the LEC Billing, OSC and Aptis Software operations.

"I am convinced that Platinum, through its portfolio of companies, is committed not only to the continued progress and growth of the LEC Billing, OSC and Aptis operations, but also to providing significant opportunities for our employees," Mr. Holmes said.

"We see this event as an opportunity to further position the Company and enhance shareholder value through our FIData operations and our investments in Princeton eCom and COREINTELLECT. The cash from this transaction will provide us with the flexibility to further participate in the anticipated growth and potential strategic opportunities available to Princeton eCom, as well as to fund the continued growth of our FIData operations. We will also consider investments in other technology focused opportunities," concluded Mr. Holmes.

"LEC, OSC and Aptis have tremendous synergy with several of our other portfolio companies, and we intend to capitalize on those strengths, while empowering each organization to grow autonomously within its respective markets," said Tom Gores, President and CEO of Platinum Equity Holdings.

ABOUT BILLING CONCEPTS

Billing Concepts Corp.'s (Nasdaq: BILL) Internet investments include Internet-based instant loan approval products to the financial services industry through FIData, Inc. The Company is also the lead investor in Princeton eCom Corporation and COREINTELLECT, Inc. Princeton eCom is a leading application service provider for electronic bill presentment and payment solutions. COREINTELLECT is a B2B content delivery application service provider. Billing Concepts Corp. is headquartered in San Antonio, Texas. For more information, visit www.billingconcepts.com.

ABOUT PLATINUM EQUITY HOLDINGS

Platinum Equity Holdings (www.peh.com), based in Los Angeles, has been recognized as one of the largest and fastest growing privately held IT companies in the United States by both Forbes and BusinessWeek magazines. The company has distinguished itself as a billion-dollar investment corporation that specializes in acquiring and operating mission-critical technology organizations and technology-enabled service companies throughout the world. Platinum currently owns 16 technology-driven corporations featuring a workforce of 10,000 employees, an established infrastructure in more than 100 countries.

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BILLING CONCEPTS SIGNS DEFINITIVE AGREEMENT TO SELL
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ABOUT PRINCETON eCOM

Princeton eCom, the first company to present a bill on the Internet, is a leading provider of electronic billing and payment services to more than 650 corporations and financial institutions including Ameritech, Verizon Wireless, Cellular One, Cinergy Corp., and Mellon Global Cash Management.

Princeton eCom enables businesses to present consumer bills and business invoices on the Internet and it provides consumers and businesses with the ability to access and pay those bills online, over the phone, or using a wireless digital device. It also provides electronic payment processing services to banks, credit unions, and other financial institutions. Princeton eCom's range of services includes electronic lockbox, electronic collection, and electronic credit card balance transfer services as well as customer care and customer service programs.

The company has built a comprehensive bill distribution network through strategic alliances with banks, credit unions, home banking software providers, networks like MasterCard RPPS, and web portals. For more information visit www.princetonecom.com.

ABOUT FIData

FIData, Inc. is the premier provider of instant online loan approval services for the credit union industry. Processing $265 million in loans in 1999, this online loan engine allows participating lenders to offer their borrowers loan approval or referral within 60 seconds, on a 24x365 basis. Their services can also be implemented to streamline back-office lending functions or to provide online lending capabilities to third-party partners such as auto dealers, call centers or retailers. Presently being used by more than 80 institutions and under contract by an additional 35, loan application volumes have increased 49% in 2000 and are continuing to grow. As an Application Service Provider (ASP), FIData provides the power of its loan underwriting technology via the Internet in a secure environment, requiring no hardware or software purchases from their clients. FIData is an Austin, Texas-based company and a wholly-owned subsidiary of Billing Concepts Corp. (NASDAQ:
BILL), and is led by executives with extensive experience with Internet technology and the financial services industry. Located on the World Wide Web at www.fidata.com, FIData has served financial institutions since 1988.

ABOUT COREINTELLECT

COREINTELLECT, Inc. develops and markets products for the acquisition, classification, retention, and dissemination of business-critical knowledge and information. The products utilize the Internet and corporate intranets to deliver highly relevant, personalized content to business users, while reducing the problem of information overload that traditional information dissemination systems create. The Company's products target middle-market and "Fortune-1000" companies in fast-paced industry segments like technology, finance, and healthcare.

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BILLING CONCEPTS SIGNS DEFINITIVE AGREEMENT TO SELL
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COREINTELLECT's investors include Allexxis Capital, Autem Technology
Partners, Billing Concepts Corp. (NASDAQ: BILL), CMB Capital Corporation, ComHoldings Ventures, and Sanchez Capital Partners. For more information, visit http://www.COREintellect.com.

CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING" STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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